Exhibit 99

                               EXHIBIT INDEX

     The following exhibits are filed as a part of this Form 10-Q.

Exhibit No.                   Exhibit



        4.(ii)C Credit Agreement dated May 10,2000 between Farmland Industries, Inc. and various banks

         10         Employment Agreement
         27         Financial Data Schedule